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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Dividend Capital Total Realty Trust Inc.:

        We consent to the incorporation by reference in the post-effective amendment No. 2 to Form S-11 registration statement (No. 333-143662) of Dividend Capital Total Realty Trust Inc. and subsidiaries (the Company) of our reports dated March 27, 2008, with respect to the consolidated balance sheets of the Company as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2007 and 2006 and for the period from April 11, 2005 (inception) to December 31 2005 and the related financial statement schedule, which reports appears in the December 31, 2007 annual report on Form 10-K of Dividend Capital Total Realty Trust Inc. and subsidiaries, and the reference to our firm under the heading "Experts" in the prospectus.

                      /s/ KPMG LLP

Denver, Colorado
June 30, 2008

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  Exhibit 23.1